Exhibit 10.2

ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Dated as of January 1, 2013

THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS OF ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC (“UNITS”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (A) THE SECURITIES ACT, (B) ANY APPLICABLE STATE SECURITIES LAWS, (C) ANY OTHER APPLICABLE SECURITIES LAWS, AND (D) THE TERMS AND CONDITIONS OF THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC
THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) of Ellington Financial Operating Partnership LLC (the “Company”) shall be effective as of 12:01 a.m. of this 1st day of January, 2013, and is entered into by EMG Holdings, L.P., a Delaware limited partnership, Ellington Financial LLC (“EFC” or the “Managing Member,” and together with EMG Holdings, L.P., the “Members”), a Delaware limited liability company, and Ellington Financial Operating Partnership LLC, a Delaware limited liability company.
RECITALS
WHEREAS, the Company was formed as a limited liability company under the laws of the State of Delaware on December 14, 2012 pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware; and
WHEREAS, EFC is the sole member and owner of one hundred percent (100%) of the limited liability company interests of each of EF Securities LLC, a Delaware limited liability company, and EF Mortgage LLC, a Delaware limited liability company (collectively, the “Contributed Subsidiaries”); and
WHEREAS, pursuant to Section 1.12 hereof, concurrent with the effectiveness of this Agreement, EFC shall contribute and assign the Contributed Subsidiaries and its other assets and existing liabilities (collectively, the “Contributed Property”) to the Company, and the Company shall acquire and assume the same, whereby the Company shall become the sole member of each of EF Securities LLC and EF Mortgage LLC (the “EFC Contribution”); and
WHEREAS, concurrent with the effectiveness of this Agreement, EFC shall receive 20,370,469 Common Units and 397,096 LTIP Units and the other consideration set forth herein in exchange for the EFC Contribution; and
WHEREAS, concurrent with the effectiveness of this Agreement, EMG Holdings, L.P. shall contribute cash to the Company in exchange for 212,000 Common Units and the other consideration set forth herein; and
WHEREAS, the Members desire to enter into this Agreement to provide for the regulation of the affairs and the conduct of the business of the Company on the terms set forth in this Agreement.
ARTICLE I
THE LIMITED LIABILITY COMPANY
1.1.    Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in Exhibit A hereto.

1.2.    Formation. The Company was formed as a limited liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”) by the execution, delivery and filing of a Certificate of Formation described in Section 18‑201 of the Act (the “Certificate of Formation”) with the Office of the Secretary of State of Delaware. The rights and liabilities of the Members shall be as provided under the Act, the Certificate of Formation and this Agreement.
1.3.    Name. The name of the Company shall be “Ellington Financial Operating Partnership LLC” and its business shall be carried on in such name with such variations and changes as the Managing Member (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
1.4.    Purpose; Powers.
(a)    The purposes of the Company are (i) to conduct or promote any lawful business, purpose or activity permitted for a limited liability company of the State of Delaware under the Act, (ii) subject to clause (i), to make such investments and engage in such activities as the Managing Member may approve, and (iii) to engage in any and all activities related or incidental to the purposes set forth in clauses (i) and (ii); provided, however, that, except if the Managing Member determines otherwise pursuant to Section 1.11, such activities shall be limited to and conducted in such a manner as to not require the Company to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or to cause the Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.
(b)    The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.4 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Managing Member pursuant to Article III hereof.
1.5.    Term. Except if the Company is sooner dissolved as provided herein, the term of the Company shall commence on the date of filing of the Certificate of Formation and shall continue in full force and effect until the Company is dissolved and liquidated pursuant to the terms and conditions of Article VII and Article VIII of this Agreement and the Certificate of Formation is canceled as provided in the Act.
1.6.    Principal Business Office. The principal business office of the Company shall be located at c/o Ellington Financial LLC, 53 Forest Avenue, Suite 301, Old Greenwich, Connecticut 06870, or at such other location as may hereafter be determined by the Managing Member. The Company may maintain such other offices at such other places as the Managing Member deems advisable.
1.7.    Registered Office. The address of the registered office of the Company in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901. At any time, the Managing Member may designate another registered office for the Company.

1.8.    Registered Agent. The name of the registered agent of the Company for service of process on the Company in the State of Delaware is National Corporate Research, Ltd. At any time, the Managing Member may designate another registered agent for the Company.
1.9.    Title to Company Property. Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Members individually. The membership Units of the Members shall constitute personal property.
1.10.    Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement purposes shall be fixed by the Managing Member.
1.11.    Power of Attorney. Each Member by execution of this Agreement, directly or through execution by power of attorney or other consent, irrevocably appoints the Managing Member its true and lawful attorney-in-fact, who may act for each Member and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments, including without limitation, any and all amendments and restatements of this Agreement as may be deemed necessary or desirable by the Managing Member to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Member, or the Transfer by the Member of any part or all of its Membership Interest.
1.12.    EFC Contribution. Concurrent with the effectiveness of this Agreement, EFC hereby contributes, transfers and assigns the Contributed Property to the Company, and the Company hereby accepts transfer of and assumes the Contributed Property from EFC and further assumes all liabilities and obligations of EFC outstanding as of the date hereof. In exchange for the EFC Contribution, EFC shall receive 20,370,469 Common Units and 397,096 LTIP Units and the other consideration set forth herein and the Company shall become the sole member and owner of one hundred percent (100%) of the limited liability company interests of each of EF Securities LLC and EF Mortgage LLC. The Contributed Property shall be transferred to the Company concurrent with the execution of this Agreement on the date hereof, free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, claims and other matters affecting title. EFC hereby represents and warrants that it has clear title to the Contributed Property as of the date of this Agreement.
ARTICLE II
THE MEMBERS
2.1.    The Members. As of the effective date of this Agreement, the Company shall have two classes of Units entitled “Common Units” and “LTIP Units,” which shall be issued to the Members in the amounts set forth opposite such Member’s name on Schedule A hereto. As of the date hereof, the Members (including the Common Members) are those listed on Schedule A attached hereto, which includes the addresses of such Members and the Units owned by each of them. The Units issued to the Members shall represent valid Membership Interests in the Company. The Units are subject to the restrictions on Transfer set forth in Article X and, except as set forth in a written agreement between the Managing Member or the Company and a Member with respect to Units held by such Member, no Members will have registration rights with respect to their Units.
2.2.    Admission of New Members. New members shall be admitted only upon approval of the Managing Member, subject in all cases to Section 3.2, Article X and the other terms and conditions of this Agreement, and upon execution of a counterpart signature page to this Agreement. The Managing Member shall have the authority to amend and update Schedule A from time to time to reflect changes in the Members.
2.3.    Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. If, notwithstanding the terms of this Agreement, it is determined under applicable Law that any Member has received a distribution which is required to be returned to or for the account of the Company or Company creditors, then the obligation under applicable Law of any Member to return all or part of a distribution made to such Member shall be the obligation of such Member and not of any other Member. To the fullest extent permitted by Law, no Member shall have any fiduciary duty, or any other duty or liability (except as expressly provided herein), to the Company or any other Member; provided, however that each Member shall be subject to the implied contractual covenant of good faith and fair dealing.
ARTICLE III
MANAGEMENT BY THE MANAGING MEMBER; COMPANY OBLIGATIONS
3.1.    Managing Member. The management of the Company is fully reserved to the Managing Member, who is EFC. Subject to Section 3.2 hereof, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member, who shall make all decisions and take all actions for the Company. Decisions or actions taken by the Managing Member in accordance with this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company. Except as expressly provided for herein, including Section 3.2 hereof, the Members (other than the Managing Member) shall not participate in, or take part in the control of, the business of the Company, and shall have no right or authority to act for or bind the Company.
3.2.    Officers and Related Persons. The Managing Member shall have the authority to (i) appoint and terminate officers of the Company, including, but not limited to, a chief executive officer, a president, one or more chief investment officers, a chief financial officer, one or more vice presidents (each of whom may be designated as an executive vice president, a senior vice president or a vice president with a particular area of responsibility), a treasurer, one or more assistant treasurers, a secretary and one or more assistant secretaries, each of which shall have such rights, powers and authority as the Managing Member may, in its sole discretion, from time to time delegate to any such officer, and (ii) retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Managing Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

3.3.    Company Obligations.
(a)    Except as provided in this Section 3.3 and elsewhere in this Agreement (including the provisions of Articles V and IX hereof regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.
(b)    All Administrative Expenses shall be obligations of the Company, and the Managing Member shall be entitled to reimbursement by the Company for any expenditure (including Administrative Expenses) incurred by it that has been made other than out of the funds of the Company. All reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member.
ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS
4.1.    Capital Contributions. Each Member has made or is deemed to have made a capital contribution to the Company in exchange for the Units set forth opposite such Member’s name on Schedule A hereto, as it may be amended or restated from time to time by the Managing Member to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Member’s ownership of Units.
4.2.    Additional Capital Contributions and Issuances of Additional Units. Except as provided in this Section 4.2 or in Section 4.3 hereof, the Members shall have no right or obligation to make any additional Capital Contributions or loans to the Company. The Managing Member may contribute additional capital to the Company, from time to time, and receive additional Membership Interests, in the form of Units, in respect thereof, in the manner contemplated in this Section 4.2.
(a)    Issuances of Additional Units.
(i)    General. As of the effective date of this Agreement, the Company shall have two classes of Units, entitled “Common Units” and “LTIP Units.” The Managing Member is hereby authorized to cause the Company to issue such additional Membership Interests, in the form of Units, for any Company purpose at any time or from time to time to the Members (including the Managing Member) or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any other Members. The Managing Member’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Units are validly issued and fully paid. Any additional Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the then-outstanding Units held by the Members, all as shall be determined by the

Managing Member in its sole and absolute discretion and without the approval of any other Member, subject to Delaware law that cannot be preempted by the terms hereof and as set forth in a written document hereafter attached to and made an exhibit to this Agreement (each, a “Unit Designation”), including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Units; (ii) the right of each such class or series of Units to share in the Company’s distributions; and (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Company; provided, that no additional Units shall be issued to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) unless:
(1)    (A) the additional Units are issued in connection with an issuance of EFC Shares or other membership interests of, or other interests in, EFC, which EFC Shares, membership interests or other interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Units issued to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) by the Company in accordance with this Section 4.2(a)(i)(1) and (B) the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall make a Capital Contribution to the Company in an amount equal to the cash consideration, if any, received by the Managing Member from the issuance of such EFC Shares, membership interests or other interests in the Managing Member;
(2)    the additional Units are issued in connection with an issuance of EFC Shares or other membership interests of, or other interests in, EFC pursuant to a distribution declared by EFC, which EFC Shares, membership interests or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Units issued to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) by the Company in accordance with this Section 4.2(a)(i)(2), provided that (A) if the Managing Member allows the holders of its EFC Shares to elect whether to receive such distribution in EFC Shares or other membership interests of, or other interests in the Managing Member or cash, the Company will give the other Members (excluding the Managing Member or any direct or indirect Subsidiary of the Managing Member) the same election to elect to receive (I) Units or cash or, (II) at the election of the Managing Member, EFC Shares, membership interests or other interests in the Managing Member or cash, and (B) if the Company issues additional Units pursuant to this Section 4.2(a)(i)(2), then an amount of income equal to the value of the Units received will be allocated to those holders of Common Units that elect to receive additional Units;
(3)    the additional Units are issued in exchange for property owned by the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) with a fair market value, as determined by the Managing Member, in good faith, equal to the value of the Units; or

(4)    the additional Units are issued to all Members in proportion to their respective Percentage Interests.
Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Units for less than fair market value, so long as the Managing Member concludes in good faith that such issuance is in the best interests of the Managing Member and the Company. Upon the issuance of any additional Units, the Managing Member shall amend Schedule A as appropriate to reflect such issuance.
(ii)    Upon Issuance of Additional Securities. The Managing Member shall not issue any Additional Securities (other than EFC Shares issued in connection with an exchange pursuant to Section 11.1 hereof or EFC Shares or other membership interests of or other interests in the Managing Member issued in connection with a distribution as described in Section 4.2(a)(i)(2) hereof) or engage in any transaction that would cause an adjustment to the Conversion Factor or Rights other than to all holders of EFC Shares, EFC LTIP Units, Preferred Shares, Junior Shares or New Securities, as the case may be, unless (A) the Managing Member shall cause the Company to issue to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) Units or Rights having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Managing Member, (or any direct or indirect wholly owned Subsidiary of the Managing Member) contributes the proceeds, if any, from the issuance of such Additional Securities and from any exercise of Rights contained in such Additional Securities to the Company; provided, that the Managing Member is allowed to issue Additional Securities in connection with an acquisition of property to be held directly by the Managing Member, but if and only if, such direct acquisition and issuance of Additional Securities have been approved by a majority of the Independent Directors. Without limiting the foregoing, the Managing Member is expressly authorized to issue Additional Securities for less than fair market value, and the Managing Member is authorized to cause the Company to issue to the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) corresponding Units, so long as (x) the Managing Member concludes in good faith that such issuance is in the best interests of the Managing Member and the Company and (y) the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) contributes all proceeds, if any, from such issuance to the Company, including without limitation, the issuance of EFC Shares and corresponding Units pursuant to (1) a share purchase or distribution reinvestment plan providing for purchases of EFC Shares at a discount from fair market value, (2) share awards, EFC LTIP Units and options that have an exercise price that is less than the fair market value of the EFC Shares, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the Board of Directors, or (3) the payment of the incentive fee pursuant to the Management Agreement. For example, in the event the Managing Member issues EFC Shares for a cash purchase price and the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) contributes all of the proceeds of such issuance to the Company as required hereunder, the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall be issued a number of additional Units equal to the product of (A)

the number of such EFC Shares issued by the Managing Member, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.
(b)    Certain Contributions of Proceeds of Issuance of EFC Shares. In connection with any and all issuances of EFC Shares, the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall make Capital Contributions to the Company of the proceeds therefrom (if any), provided that if the proceeds actually received and contributed by the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount, commissions, placement fees or other expenses paid by the Managing Member, and the Company shall be deemed simultaneously to have reimbursed such discount, commissions, placement fees and expenses as an Administrative Expense for the benefit of the Company for purposes of Section 3.3 hereof.
(c)    Repurchases of EFC Securities. If the Managing Member shall repurchase shares of any class or series of its membership interest, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the Managing Member by the Company pursuant to Section 3.3 hereof and the Managing Member shall cause the Company to redeem an equivalent number of Units of the appropriate class or series held by the Managing Member (or any direct or indirect wholly owned Subsidiary of the Managing Member) (which, in the case of EFC Shares, shall be a number equal to the quotient of the number of such EFC Shares divided by the Conversion Factor).
4.3.    Additional Funding.
(a)    If the Managing Member determines that it is in the best interests of the Company to provide for additional Company funds (“Additional Funds”) for any Company purpose, the Managing Member may (i) cause the Company to obtain such funds from outside borrowings, or (ii) elect to have the Managing Member or any of its Affiliates provide such Additional Funds to the Company through loans or otherwise.
(b)    Unless an EMGH Redemption Right Event has occurred, if EMGH has Transferred (other than to an EMGH Affiliate) any of its Common Units (including, for the avoidance of doubt, pursuant to the Redemption Right) and the Members other than the Managing Member collectively own less than 0.2% of the outstanding Common Units and LTIP Units, then the Managing Member may require EMGH or its designee to make additional contributions to the Company in exchange for additional Common Units in an amount sufficient for the Members other than the Managing Member to own at least 0.2% of the outstanding Common Units and LTIP Units. If the Managing Member exercises the right provided in the preceding sentence, Common Units will be issued to EMGH or its designee at a price equal to the net asset value of the Company divided by the number of Common Units and LTIP Units or at such other price agreed to by the Managing

Member and EMGH or its designee. Notwithstanding anything to the contrary contained herein, the Managing Member shall not issue any EFC Shares in a public or private offering if the issuance of such EFC Shares and the contribution of the proceeds of such offering to the Company in exchange for Common Units pursuant to Section 4.2(b) hereof would allow the Managing Member to exercise the right provided in the second preceding sentence, unless the Managing Member shall offer to sell to EMGH or its designee, concurrent with the offering of EFC Shares and at a price per Common Unit equal to the lowest price per EFC Share issued in the offering, the number of Common Units that, when combined with the Common Units and LTIP Units owned by the Members other than the Managing Member immediately prior to the offering, equals 0.2% or more of the outstanding Common Units and LTIP Units (immediately following completion of the offering).
4.4.    Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Member acquires an additional Membership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Company distributes to a Member more than a de minimis amount of Company property as consideration for a Membership Interest, (iii) the Company is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) the Company grants a Membership Interest (other than a de minimis Membership Interest) as consideration for the provision of services to or for the benefit of the Company to an existing Member acting in a Member capacity, or to a new Member acting in a Member capacity or in anticipation of being a Member, the Managing Member shall revalue the property of the Company to its fair market value (as determined by the Managing Member, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f); provided, that the Managing Member may elect not to revalue the property of the Company in connection with the issuance of additional Units pursuant to Section 4.2 to the extent it determines, in its sole and absolute discretion, that revaluing the property of the Company is not necessary or appropriate to reflect the relative economic interests of the Members. When the Company’s property is revalued by the Managing Member, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Members pursuant to Section 5.1 hereof if there were a taxable disposition of such property for its fair market value (as determined by the Managing Member, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.
4.5.    Percentage Interests. If the number of outstanding Common Units or LTIP Units increases or decreases during a taxable year, each Member’s Percentage Interest shall be adjusted by the Managing Member effective as of the effective date of each such increase or decrease to a percentage equal to the number of Common Units and LTIP Units held by such Member divided by the aggregate number of Common Units and LTIP Units, as applicable, outstanding after giving effect to such increase or decrease. If the Members’ Percentage Interests are adjusted pursuant to this Section 4.5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when that adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests. In the event that there is an increase or decrease in the number of outstanding Units (other than Common Units and LTIP Units) during a taxable year, the Managing Member shall have similar discretion, as provided in the preceding sentences of this Section 4.5, to allocate items of Profit and Loss between the part of the year ending on the day when that increase or decrease occurs and the part of the year beginning on the following day, and that allocation shall take into account the Members’ relative interests in those items of Profit and Loss before and after such increase or decrease.
4.6.    No Interest on Contributions. No Member shall be entitled to interest on its Capital Contribution.
4.7.    Return of Capital Contributions. No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or former Member any part of such Member’s (or former Member’s) Capital Contribution for so long as the Company continues in existence.
4.8.    No Third-Party Beneficiary. No creditor or other third party having dealings with the Company shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at Law or in equity, it being understood and agreed that the provisions of this Agreement, except as provided in Article IX hereof, shall be solely for the benefit of, and may be enforced solely by, the parties to this Agreement and their respective permitted successors and assigns. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members. In addition, it is the intent of the parties hereto that no distribution to any Member shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, a Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of any other Member. Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

ARTICLE V
PROFITS AND LOSSES; DISTRIBUTIONS
5.1.    Allocation of Profit and Loss.
(a)    Profit. Except as set forth in Section 4.5 hereof, Profit of the Company for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.
(b)    Loss. Except as set forth in Section 4.5 hereof, Loss of the Company for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.
(c)    Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Company that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Members’ respective Percentage Interests, (ii) any expense of the Company that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Member that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Company Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Member Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Company taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). The manner in which it is reasonably expected that the deductions attributable to nonrecourse liabilities will be allocated for purposes of determining a Member’s share of the nonrecourse liabilities of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be in accordance with a Member’s Percentage Interest.
(d)    Qualified Income Offset. If a Member receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Member’s Capital Account that exceeds the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Member shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Member in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Member in an amount necessary to offset the income or gain previously allocated to such Member under this Section 5.1(d).

(e)    Capital Account Deficits. Loss shall not be allocated to a Member to the extent that such allocation would cause a deficit in such Member’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Member’s shares of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the other Members. After the occurrence of an allocation of Loss to the other Members in accordance with this Section 5.1(e), to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the other Members in an amount necessary to offset the Loss previously allocated to the other Members under this Section 5.1(e).
(f)    Allocations Between Transferor and Transferee. If a Member Transfers any part or all of its Membership Interest, the distributive shares of the various items of Profit and Loss allocable among the Members during such fiscal year of the Company shall be allocated between the transferor and the transferee Member either (i) as if the Company’s fiscal year had ended on the date of the Transfer or (ii) based on the number of days of such fiscal year that each was a Member without regard to the results of Company activities in the respective portions of such fiscal year in which the transferor and the transferee were Members. The Managing Member, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Member.
(g)    LTIP Unit Catch-up. Immediately prior to a conversion of an LTIP Unit pursuant to Section 5.2(c), the LTIP Unitholder of such LTIP Unit shall be specially allocated items of Company gross income and gain for such Fiscal Year in an amount equal to the excess, if any, of (i) the Managing Member Capital Account Balance Per Common Unit over (ii) the Capital Account associated with the LTIP Unit that is to be converted. Immediately prior to (i) the occurrence of an Event of Dissolution, or (ii) a sale of all or substantially of the Company’s assets, items of Company gross income and gain shall also be specially allocated to LTIP Unitholders in respect of all LTIP Units until the Capital Account balance of each LTIP Unit equals the Managing Member Capital Account Balance Per Common Unit at that time.
(h)    Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(c), 5.1(d) or 5.1(e) hereof. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Company, the Managing Member shall have the authority to elect the method to be used by the Company for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Members.
5.2.    LTIP Units.
(a)    Allocations and Adjustments. Subject to the terms of the Incentive Plans and the applicable award agreement governing the award of the LTIP Units under the Incentive

Plans (the “Award Agreement”), or as otherwise provided herein, each LTIP Unit shall have economic rights that are the equivalent of one Common Unit, including, without limitation, the Percentage Interest, rights to allocations and distributions pursuant to this Article V, provided, however, that, unless otherwise determined by the Managing Member, the LTIP Units shall not be issued in consideration for cash, and, initially, shall have a Capital Account balance of zero. Upon the occurrence of any event that affects the Common Unit in such a way that an adjustment of outstanding LTIP Units is appropriate in order to prevent the dilution or enlargement of rights under the LTIP Units (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar transaction or event) (an “LTIP Adjustment Event”), then the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. If more than one LTIP Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Adjustment Event as if all LTIP Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be an LTIP Adjustment Events: (x) the issuance of Common Units in a financing, reorganization, acquisition or other similar business transaction, or (y) the issuance of Common Units pursuant to, or as a result of, any employee benefit or compensation plan or distribution reinvestment plan.
(b)    Priority. Subject to the terms of the Incentive Plans and the applicable Award Agreement, or as otherwise provided herein, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions.
(c)    Conversion of LTIP Units. Subject to the terms of the Incentive Plans and the applicable Award Agreement, or as otherwise provided herein, to the extent that an LTIP Unit is fully vested and no longer subject to forfeiture, the LTIP Unitholder of such LTIP Unit shall have the right (the “LTIP Conversion Right”), at his or her option, to convert the LTIP Unit into a Common Unit; provided, however, that a holder may not exercise the LTIP Conversion Right for less than 1,000 LTIP Units or, if such holder holds less than 1,000 LTIP Units, all of the vested LTIP Units held by such holder, and such holder must comply with all applicable procedures and policies as may be required by the Managing Member to effect such conversion. Notwithstanding the foregoing, the Managing Member shall have the right, but not the obligation, at any time to cause a conversion of LTIP Units into Common Units. If a holder of EFC LTIP Units exercises its right pursuant to the EFC Operating Agreement to convert its EFC LTIP Units into EFC Shares, then an equal number of LTIP Units held by the Managing Member shall be automatically converted into Common Units effective as of the date such EFC LTIP Units are converted into EFC Shares, unless the Managing Member in, its sole and absolute discretion, determines that such LTIP Units should not be converted into Common Units.
5.3.    Distribution of Cash.
(a)    Subject to Sections 5.3(b) and 5.3(c) hereof and to the terms of any Unit Designation, the Company shall distribute cash at such times and in such amounts as are determined by the Managing Member in its sole and absolute discretion, to the Members who are Members on the Company Record Date with respect to such quarter (or other distribution period) in proportion with their respective Common Units and LTIP Units on the Company Record Date.
(b)    Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Member or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Member (the “Distributable Amount”) equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Member, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a Company Loan from the Company to the Member on the day the Company pays over such amount to a taxing authority. A Company Loan shall be repaid upon the demand of the Company or, alternatively, through withholding by the Company with respect to subsequent distributions to the applicable Member or assignee and any such distributions so withheld shall be deemed first to have been distributed to the applicable Member or assignee and then immediately repaid to the Company.
Any amounts treated as a Company Loan pursuant to this Section 5.3(b) shall bear interest at the lesser of (i) 300 basis points above the rate of interest per annum publicly announced from time to time by Citibank N.A. as its prime rate in effect at its principal office in New York City (as published from time to time in the Bloomberg Professional service ticker “PRBKCITI {Index}”, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Company or the Managing Member, as applicable, is deemed to extend the loan until such loan is repaid in full.
(c)    In no event may a Member receive a distribution of cash with respect to a Unit if such Member is entitled to receive the same cash distribution as the holder of record of a EFC Share for which all or part of such Unit has been or will be redeemed.
5.4.    No Right to Distributions in Kind. No Member shall be entitled to demand property other than cash in connection with any distributions by the Company.
5.5.    Limitations on Distributions. Notwithstanding any of the provisions of this Article V, the Company shall not be required to make distributions from the Company to any Member to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.
5.6.    Distributions Upon Liquidation.
(a)    Upon liquidation of the Company, after payment of, or adequate provision for, debts and obligations of the Company, including any Member loans, any remaining assets of the Company shall be distributed to all Members with positive Capital Accounts in accordance with their respective positive Capital Account balances.

(b)    For purposes of Section 5.6(a) hereof, the Capital Account of each Member shall be determined after all adjustments made in accordance with Sections 5.1, 5.2 and 5.3 hereof resulting from Company operations and from all sales and dispositions of all or any part of the Company’s assets.
(c)    Any distributions pursuant to this Section 5.6 shall be made by the end of the Company’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the Managing Member, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.
5.7.    Substantial Economic Effect. It is the intent of the Members that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Members’ interests in the Company in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. This Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
ARTICLE VI
TAX MATTERS
6.1.    Partnership for Tax Purposes. It is the intention of the Members that the Company be treated as a partnership for U.S. federal income tax purposes. By executing this Agreement, each of the Members hereby consents to any election made by the Managing Member on behalf of the Company to be treated as a partnership for U.S. federal income tax purposes (and any applicable state and local tax purposes).
6.2.    Tax Matters Member. The Managing Member is hereby designated as the “tax matters partner” of the Company under the Code and in any similar capacity under state or local tax law (the “Tax Matters Member”). The Tax Matters Member is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Tax Matters Member to conduct such proceedings. In representing the Company before any taxing authorities and courts in tax matters affecting the Company and the Members in their capacity as such, the Tax Matters Member shall keep the Members promptly informed of any such administrative and judicial proceedings.
6.3.    Tax Elections.
(a)    The determinations of the Managing Member with respect to the Company’s treatment of any item or its allocation for U.S. federal, state or local tax purposes shall be binding upon all of the Members so long as such determination shall not be inconsistent with any express term hereof and provided that the Company’s accountants shall not have disagreed therewith. The Managing Member shall make (or refrain from making, as applicable) all appropriate elections and take (or refrain from taking, as applicable) all other appropriate actions to the extent required pursuant to Section 7701 of the Code (and the Regulations thereunder) for the Company to be classified as a “partnership” for U.S. federal income tax purposes and any applicable state and local tax purposes. The Managing Member may, in its sole discretion, make or revoke any tax election which the Managing Member deems appropriate, including without limitation, an election pursuant to Section 754 of the Code. The Members acknowledge that the Managing Member (i) does not anticipate making an election under Section 754 of the Code with respect to the Company now or at any time in the future and (ii) intends to elect under Section 475(f) of the Code to mark to market its securities with respect to the Company for U.S. federal income tax purposes.
(b)    The Members, intending to be legally bound, hereby authorize the Company to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Company transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Tax Matters Member is authorized and directed to execute and file the Safe Harbor Election on behalf of the Company and the Members. The Company and the Member (including any person to whom an interest in the Company is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Company is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.
ARTICLE VII
EVENTS OF DISSOLUTION
7.1.    Events. The Company shall be dissolved upon the occurrence of any of the following events (each, an “Event of Dissolution”):
(a)    Determination by the Managing Member to dissolve the Company following the sale, Transfer or other disposition of all or substantially all of the assets of the Company;
(b)    The unanimous vote of the Members to dissolve, wind up, and liquidate the Company; or
(c)    A judicial dissolution of the Company under Section 18‑802 of the Act.
7.2.    Continuation. No other events shall cause the dissolution of the Company.

ARTICLE VIII
LIQUIDATION AND TERMINATION
8.1.    Liquidation and Termination.
(a)    In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up in an orderly fashion under the direction of the Managing Member or its designee. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 5.6.
(b)    Upon the completion of the distribution of the Company’s assets following liquidation, the Company shall be terminated and a Certificate of Cancellation shall be executed and filed by the Company in accordance with Section 18‑203 of the Act.
ARTICLE IX
INDEMNIFICATION
9.1.    Indemnification and Advances.
(a)    The Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 9.1(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 9.1(a). Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company.
(b)    The Company shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 9.1 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met. To the fullest extent permitted by Law, expenses (including attorneys’ fees) incurred by any Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 9.1.
(c)    The indemnification provided by this Section 9.1 shall be in addition to any other right to which an Indemnitee or other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(d)    The Company may purchase and maintain insurance, as an expense of the Company, on behalf of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 9.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 9.1; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purposes reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Company.
(f)    In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)    The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    Any amendment modification or repeal of this Section 9.1 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Company under this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

9.2.    Liability of the Managing Member.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member, nor any of its directors, officers, agents or employees shall be liable for monetary damages to the Company or any Members for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith. The Managing Member shall not be in breach of any duty that the Managing Member may owe to the Members or the Company or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the Managing Member, acting in good faith, abides by the terms of this Agreement.
(b)    The Members expressly acknowledge that the Managing Member is acting on behalf of the Company, the Members and the Managing Member’s stockholders collectively, that the Managing Member is under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members or the tax consequences of some, but not all, of the Members) in deciding whether to cause the Company to take (or decline to take) any actions. In the event of a conflict between the interests of the Managing Member’s stockholders on the one hand and the Members (other than the Managing Member) on the other, the Managing Member shall endeavor in good faith to resolve the conflict in a manner not adverse to either the Managing Member’s stockholders or the Members (other than the Managing Member); provided, that for so long as the Managing Member owns a controlling interest in the Company, any such conflict that the Managing Member, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the Managing Member’s stockholders or the Members (other than the Managing Member) shall be resolved in favor of the Managing Member’s stockholders. The Managing Member shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Members in connection with such decisions.
(c)    Subject to its obligations and duties as Managing Member set forth in Section 3.1 hereof, the Managing Member may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Managing member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)    Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s or any of its officers’, directors’, agents’ or employees’ liability to the Company and the Members under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
ARTICLE X
TRANSFER OF MEMBERSHIP INTERESTS IN THE COMPANY
10.1.    Purchase for Investment. Subject to the provisions of Section 10.2 hereof, each Member agrees that such Member will not sell, assign or otherwise Transfer such Member’s Units or any fraction thereof, whether voluntarily or by operation of Law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the Managing Member set forth in Section 15.2 hereof.
10.2.    Restrictions on Transfer of Units.
(a)    Subject to the provisions of Sections 10.2(b), 10.2(c), 10.3 and 11.1 hereof, no Member may offer, sell, assign, hypothecate, pledge or otherwise Transfer all or any portion of such Member’s Units, or any of such Member’s economic rights as a Member without the consent of the Managing Member, which consent may be granted or withheld in the Managing Member’s sole and absolute discretion; provided, that the term Transfer for purposes of this Section 10.2(a) does not include (a) any redemption of Common Units by the Company or the Managing Member, or acquisition of Common Units by the Managing Member, pursuant to Section 11.1 or (b) any redemption of Units pursuant to any Unit Designation. The Managing Member may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Company in connection therewith (including, but not limited to, cost of legal counsel).
(b)    No Member may withdraw from the Company other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or a Transfer pursuant to Sections 10.3 or 10.6 hereof) of all of such Member’s Units pursuant to this Article X or pursuant to a redemption of all of such Member’s Common Units pursuant to Section 11.1 hereof. Upon the permitted Transfer or redemption of all of a Member’s Common Units and LTIP Units, such Member shall cease to be a Member.
(c)    No Member may effect a Transfer of its Units, in whole or in part, if, in the opinion of legal counsel for the Company, such proposed Transfer would require the registration of the Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).
(d)    No Transfer by a Member of its Units, in whole or in part, may be made to any Person (including, for the avoidance of doubt, pursuant to the Redemption Right) if (i) in the opinion of legal counsel for the Company, such Transfer would result in the Company or the Managing Member being treated as an association taxable as a corporation, (ii) in the opinion of legal counsel for the Company, such Transfer could cause any REIT Entity to fail to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code or (iii) in the opinion of legal counsel for the Company, such Transfer is reasonably likely to cause the Company or the Managing Member to fail to satisfy the 90% qualifying income test described in Section 7704(c) of the Code.
(e)    No Transfer by a Member of its Units in whole or in part, may be made by any Person (including, for the avoidance of doubt, pursuant to the Redemption Right) if it would cause the Members, other than the Managing Member, collectively to either (i) own less than 0.2% of the outstanding Common Units and LTIP Units or (ii) have a Capital Account balance with respect to their Common Units and LTIP Units of less than $500,000. The Managing Member, in its sole and absolute discretion, may waive the restrictions in this Section 10.2(e) for any Member requesting a particular Transfer; provided, however, that (i) such requesting Member may require the Company to seek, at such requesting Member's expense unless agreed otherwise by the Managing Member, a written opinion from Company's counsel concluding that waiving such restrictions for the requested Transfer should not materially adversely change the federal income tax consequences of the ownership of the Units for the other current and future Members or the ownership of EFC Shares for the current and future holders of EFC Shares, and (ii) upon receipt of such written opinion, the Managing Member shall waive such restrictions for the requested Transfer.
(f)    Notwithstanding the provisions of Section 10.2(a) hereof, EMGH may Transfer all or any portion of its Membership Interest to an Affiliate of EMGH; provided that such Person expressly agrees to assume all obligations and rights of EMGH hereunder (each such Affiliate that assumes all such obligations and rights of EMGH pursuant to this Section 10.2(f), an “EMGH Affiliate”).
(g)    Any purported Transfer in contravention of any of the provisions of this Article X shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the Managing Member or the Company.
(h)    Prior to the consummation of any Transfer under this Article X, the transferor and/or the transferee shall deliver to the Managing Member such opinions, certificates and other documents as the Managing Member shall request in connection with such Transfer.
10.3.    Transfer of the Managing Member’s Membership Interest.
(a)    Notwithstanding the other provisions of this Article X, other than to one of its Affiliates, the Managing Member shall not transfer all or any portion of its Membership Interests, except as provided in or in connection with a transaction contemplated by Sections 10.3(b), 10.3(c) or 10.3(d) hereof.
(b)    Except as otherwise provided in Sections 10.3(c) or 10.3(d) hereof, the Managing Member shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the Managing Member’s state of organization or organizational form), in each case which results in a change of control of the Managing Member (a “Transaction”), unless at least one of the following conditions is met:
(i)    the consent of a Majority in Interest (other than the Managing Member or EMGH) is obtained and the Survivor (defined below) expressly agrees to assume all obligations of the Managing Member hereunder; provided, however, that this Section 10.3(b)(i) shall not apply at any time that one hundred percent (100%) of the Membership Interests are owned by the Managing Member and EMGH and/or Affiliates of EMGH;
(ii)    as a result of such Transaction, all Members (other than the Managing Member and any Subsidiary of the Managing Member) will receive, or have the right to receive, for each Unit an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the Managing Member in good faith, to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one EFC Share in consideration of one EFC Share, provided that if, in connection with such Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding EFC Shares, each holder of Units (other than the Managing Member and any Subsidiary of the Managing Member) shall be given the option to exchange its Units for an amount of cash, securities or other property equal or substantially equivalent in value, as determined by the Managing Member in good faith, to the greatest amount of cash, securities or other property that such Member would have received had it (A) exercised its Redemption Right pursuant to Section 11.1 hereof and (B) sold, tendered or exchanged pursuant to the Offer the EFC Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or
(iii)    the Managing Member is the surviving entity in the Transaction and either (A) the holders of EFC Shares do not receive cash, securities or other property in the Transaction or (B) all Members (other than the Managing Member and any Subsidiary of the Managing Member) receive for each Unit an amount of cash, securities or other property (expressed as an amount per EFC Share) equal or substantially equivalent in value, as determined by the Managing Member in good faith, to the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per EFC Share) received in the Transaction by any holder of EFC Shares.
(c)    Notwithstanding Section 10.3(b) hereof, the Managing Member may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Units held directly or indirectly by the Managing Member, are contributed, directly or indirectly, to the Company as a Capital Contribution in exchange for Units, or for economically equivalent partnership interests issued by a Subsidiary Partnership established at the direction of the Board of Directors, with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the Managing Member hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 10.3(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the EFC Shares Amount and Conversion Factor for a Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of EFC Shares or options, warrants or other rights relating thereto, and which a holder of Units could have acquired had such Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of EFC Shares and make such amendments to Section 11.1 hereof so as to approximate the existing rights and obligations set forth in Section 11.1 hereof as closely as reasonably possible. The above provisions of this Section 10.3(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

(d)    Notwithstanding anything in this Article X,
(i)    the Managing Member may transfer all or any portion of its Membership Interest to (A) any wholly owned Subsidiary of the Managing Member or (B) one Person if that one Person owns 100% of the ownership interests of the Managing Member; provided that, in each case, such Person expressly agrees to assume all obligations of the Managing Member hereunder; and
(ii)    the Managing Member may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the EFC Shares are listed or traded.
10.4.    Admission of Substitute Member.
(a)    Subject to the other provisions of this Article X, an assignee of the Units of a Member (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Units) shall be deemed admitted as a Member of the Company only with the consent of the Managing Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion, and upon the satisfactory completion of the following:
(i)    The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Schedule A, and such other documents or instruments as the Managing Member may require in order to effect the admission of such Person as a Member.
(ii)    The assignee shall have delivered a letter containing the representations and warranties set forth in Section 15.2 hereof.
(iii)    If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the Managing Member with evidence satisfactory to counsel for the Company of the assignee’s authority to become a Member under the terms and provisions of this Agreement.
(iv)    The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 1.11 hereof.
(v)    The assignee shall have paid all legal fees and other expenses of the Company and the Managing Member and filing and publication costs in connection with its substitution as a Member.
(vi)    The assignee shall have obtained the prior written consent of the Managing Member to its admission as a Substitute Member, which consent may be given or denied in the exercise of the Managing Member’s sole and absolute discretion.
(b)    For the purpose of allocating Profits and Losses and distributing cash received by the Company, a Substitute Member shall be treated as having become, and appearing in the records of the Company as, a Member on the later of the date specified in the Transfer documents or the date on which the Managing Member has received all necessary instruments of Transfer and substitution.
(c)    The Managing Member and the Substitute Member shall cooperate with each other by preparing the documentation required by this Section 10.4 and making all official filings and publications. The Company shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article X to the admission of such Person as a Member of the Company.
(d)    For the avoidance of confusion, assignee of the Units of a Member (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Units) that results from a Transaction set forth in Section 10.3 hereof, shall be deemed admitted as a Member upon the closing of the Transaction and the satisfaction of the provisions of Section 10.3 hereof.
10.5.    Rights of Assignees of Units.
(a)    Subject to the provisions of Sections 10.1, 10.2 and 10.3 hereof, except as required by operation of Law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of its Units until the Company has received notice thereof.
(b)    Any Person who is the assignee of all or any portion of a Member’s Units, but does not become a Substitute Member and desires to make a further assignment of such Units, shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make an assignment of its Units.
10.6.    Effect of Bankruptcy, Death, Incompetence or Termination of a Member. The occurrence of an Event of Bankruptcy as to a Member, the death of a Member or a final adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Company, and the business of the Company shall continue if an order for relief in a bankruptcy proceeding is entered against a Member, the trustee or receiver of his estate or, if such Member dies, such Member’s executor, administrator or trustee, or, if such Member is finally adjudicated incompetent, such Member’s committee, guardian or conservator, shall have the rights of such Member for the purpose of settling or managing such Member’s estate property and such power as the bankrupt, deceased or incompetent Member possessed to assign all or any part of such Member’s Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Member.
10.7.    Joint Ownership of Units. A Unit may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Unit shall be required to constitute the action of the owners of such Unit; provided, that the written consent of only one joint owner will be required if the Company has been provided with evidence satisfactory to the counsel for the Company that the actions of a single joint owner can bind both owners under the applicable Laws of the state of residence of such joint owners. Upon the death of one owner of a Unit held in a joint tenancy with a right of survivorship, the Unit shall become owned solely by the survivor as a Member and not as an assignee. The Company need not recognize the death of one of the owners of a jointly-held Unit until it shall have received certificated notice of such death. Upon notice to the Managing Member from either owner, the Managing Member shall cause the Unit to be divided into two equal Units, which shall thereafter be owned separately by each of the former owners.
ARTICLE XI
REDEMPTION RIGHT
11.1.    Redemption Right.
(a)    Except as set forth in the sentence that immediately follows this sentence and Section 11.1(g) hereof and subject to Section 11.1(c) hereof and the provisions of any agreement between the Company and one or more Members, beginning on the date that is twelve months after the date of issuance of any Common Units, each Member (other than the Managing Member or any direct or indirect wholly owned Subsidiary of the Managing Member) shall have the right (the “Redemption Right”) to require the Company to redeem on a Specified Redemption Date all or a portion of such Member’s Common Units at a redemption price equal to and in the form of the Cash Amount. Notwithstanding the provisions of Sections 11.1(a) and 11.1(b) hereof, and only with respect to the Common Units held by EMGH as of the date of this Agreement (the “Initial EMGH Common Units”), EMGH shall have the Redemption Right set forth in Section 11.1(a) with respect to the Initial EMGH Common Units beginning on the date that is twenty-four (24) months after the date of this Agreement. The Redemption Right shall be exercised pursuant to a Notice of Redemption in the form attached hereto as Exhibit B delivered to the Company (with a copy to the Managing Member) by the Member who is exercising the Redemption Right (the “Redeeming Member”), and such notice shall be irrevocable unless otherwise agreed upon by the Managing Member. No Member may deliver more than one Notice of Redemption during each calendar quarter unless otherwise agreed upon by the Managing Member. A Member may not exercise the Redemption Right for less than one thousand (1,000) Common Units or, if such Member holds less than one thousand (1,000) Common Units, all of the Common Units held by such Member. The Redeeming Member shall have no right, with respect to any Common Units so redeemed, to receive any distribution paid with respect to Common Units if the Company Record Date for such distribution is on or after the Specified Redemption Date.
(b)    Notwithstanding the provisions of Section 11.1(a) hereof, if a Member exercises the Redemption Right by delivering to the Company a Notice of Redemption, then the Managing Member may, in its sole and absolute discretion, elect to purchase directly and acquire some or all of, and in such event the Managing Member agrees to purchase and acquire, such Common Units by paying to the Redeeming Member the EFC Shares Amount, whereupon the Managing Member shall acquire the Common Units tendered for redemption by the Redeeming Member and the Managing Member shall be treated for all purposes of this Agreement as the owner of such Common Units. In the event the Managing Member shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Company shall have no obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and each of the Redeeming Member, the Company and the

Managing Member shall treat the transaction between the Managing Member and the Redeeming Member as a sale of the Redeeming Member’s Common Units to the Managing Member for federal income tax purposes. Each Redeeming Member agrees to execute such documents as the Managing Member may reasonably require in connection with the issuance of EFC Shares upon exercise of the Redemption Right.
(c)    Notwithstanding the provisions of Sections 11.1(a) and 11.1(b) hereof, a Member shall not be entitled to exercise the Redemption Right if (i) the delivery of EFC Shares to such Member on the Specified Redemption Date by the Managing Member pursuant to Section 11.1(b) hereof (regardless of whether or not the Managing Member would in fact exercise its rights under Section 11.1(b)) would (A) be prohibited under the EFC Operating Agreement or (B) cause the acquisition of EFC Shares by such Member to be “integrated” with any other distribution of EFC Shares or Common Units for purposes of complying with the registration provisions of the Securities Act, or (ii) the exercise of the Redemption Right would be prohibited under Section 10.2(e) hereof.
(d)    Each Redeeming Member covenants and agrees that all Common Units tendered for redemption pursuant to this Section 11.1 will be delivered to the Company or the Managing Member free and clear of all liens, claims, and encumbrances whatsoever and should any such liens, claims or encumbrances exist or arise with respect to such Common Units, neither the Company nor the Managing Member shall be under any obligation to acquire such Common Units pursuant to Section 11.1(a) or 11.1(b) hereof. Each Redeeming Member further agrees that, in the event any state or local property transfer tax is payable as a result of the Transfer of its Common Units to the Company or the Managing Member, such Redeeming Member shall assume and pay such transfer tax.
(e)    Any Cash Amount to be paid to a Redeeming Member pursuant to this Section 11.1 shall be paid on the Specified Redemption Date; provided, that the Managing Member may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the Managing Member to cause additional EFC Shares to be issued to provide financing to be used to make such payment of the Cash Amount and may also delay such Specified Redemption Date to the extent necessary to effect compliance with applicable requirements of the Law. Any EFC Share Amount to be paid to a Redeeming Member pursuant to this Section 11.1 shall be paid on the Specified Redemption Date; provided, that the Managing Member may elect to cause the Specified Redemption Date to be delayed to the extent necessary to effect compliance with applicable requirements of the Law. Notwithstanding the foregoing, the Managing Member agrees to use its commercially reasonable efforts to cause the closing of the acquisition of redeemed Common Units hereunder to occur as quickly as reasonably possible.
(f)    Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Managing Member and the Company to comply with any withholding requirements established under the Code or any other federal, state, local or foreign Law that apply upon a Redeeming Member’s exercise of the Redemption Right. If the Managing Member determines that Common Units are “United States real property interests” within the meaning of Section 897(c) of the Code, a Redeeming Member claiming an exemption from withholding must furnish the Managing Member with a FIRPTA Certificate in the form attached hereto as Exhibit C and any similar forms or certificates required to avoid or reduce the withholding under federal, state, local or foreign Law or such other form as the Managing Member may reasonably request. If the Company or the Managing Member is required to withhold and pay over to any taxing authority any amount upon a Redeeming Member’s exercise of the Redemption Right and if the Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Redeeming Member in redemption of its Common Units. If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Member shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Redeeming Member in redemption of its Common Units, and such Redeeming Member shall contribute the excess of the Withheld Amount over the Redemption Amount to the Company before the Company is required to pay over such excess to a taxing authority.
(g)    Notwithstanding anything to the contrary in this Agreement, EMGH and/or any of its Affiliates who are Members shall have a Redemption Right effective upon the occurrence of an EMGH Redemption Right Event; provided, however, that in the case of a Redemption Right exercised pursuant to the provisions of this Section 11.1(g), the Specified Redemption Date shall mean the first business day of the month that is at least 30 calendar days after the receipt by the Managing Member of a Notice of Redemption.
ARTICLE XII
AMENDMENTS; MERGER
12.1.    Amendment of Agreement. The Managing Member’s consent shall be required for any amendment to this Agreement. The Managing Member, without the consent of the other Members, may amend this Agreement in any respect; provided, that the following amendments shall require the consent of a Majority in Interest (other than the Managing Member or any Subsidiary of the Managing Member):
(a)    any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner that adversely affects the other Members in any material respect;
(b)    any amendment that would adversely affect the rights of the other Members to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;
(c)    any amendment that would alter the Company’s allocations of Profit and Loss to the other Members, other than with respect to the issuance of additional Units pursuant to Section 4.2 hereof;
(d)    any amendment that would impose on the other Members any obligation to make additional Capital Contributions to the Company beyond what is currently required by Section 4.3(b) hereof; or

(e)    any amendment to this Article XII.
12.2.    Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article XII, the Managing Member shall amend the Certificate of Formation of the Company to reflect such change if such amendment is required or if the Managing Member deems such amendment to be desirable and shall make any other filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any Certificate of Formation or other instrument or similar document.
12.3.    Merger of Partnership. The Managing Member, without the consent of the other Members, may (i) merge or consolidate the Company with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of the Company in a transaction pursuant to which the Members (other than the Managing Member or any Subsidiary of the Managing Member or EMGH and/or Affiliates of EMGH) receive the consideration set forth in Section 10.3(b)(ii) hereof or in a transaction that complies with Section 10.3(b)(iii) or Section 10.3(c) hereof and may amend this Agreement in connection with any such transaction consistent with the provisions of this Article XII; provided, that the consent of a Majority in Interest (other than the Managing Member or any Subsidiary of the Managing Member) shall be required in the case of any other (a) merger or consolidation of the Company with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (b) sale of all or substantially all of the assets of the Company.
ARTICLE XIII
CONSENTS, VOTING AND MEETINGS
13.1.    Voting. The Members’ right to vote or otherwise participate with respect to matters relating to the Company shall be limited to those matters as to which the express terms of the Act, the Certificate of Formation or this Agreement vest in the Members the right to so vote or otherwise participate. Common Members shall have the exclusive right to vote, approve or consent to matters relating to the Company, except as otherwise specifically set forth in this Agreement.
13.2.    Method of Giving Consent. The Common Members may vote, approve a matter or take any action by the unanimous vote of the Common Members, unless specified otherwise in this Agreement. Any consent, vote or approval required by this Agreement (“Consent”) may be given by a written Consent given by the approving Member or by the affirmative vote by the approving Member at any meeting. A copy of the Consent shall be filed with the records of the Company.
13.3.    Meetings. Meetings of the Company shall be held at the principal place of business of the Company, or at any place stated in a notice of meeting. Meetings shall be held only when called by the Managing Member.
13.4.    Record Dates. The Managing Member may set in advance a date for determining the Members entitled to notice of and to vote at any meeting. All record dates shall not be more than sixty (60) days prior to the date of the meeting to which such record date relates.
13.5.    Submissions to Members; Deemed Consent. The Managing Member shall give all of the Members written notice of any proposal or other matter required by any provision of this

Agreement or by Law to be submitted for the consideration and approval of the Members. Such written notice shall include any information required by the relevant provisions of this Agreement or by Law. A Member shall be deemed, for all purposes under this Agreement, to have Consented to or approved a particular matter submitted in writing for the approval by such Member if (a) the written notice requesting approval by such Member of such matter prominently discloses that such Member shall be deemed to Consent to or approve such matter if it fails to object to such matter within a reasonable period, but in any case not less than ten Business Days, after such Member’s receipt of written notice, and (b) such Member fails to object to such matter within such reasonable period.
ARTICLE XIV
RECORDS AND ACCOUNTING; FISCAL AFFAIRS
14.1.    Records and Accounting.
(a)    Proper and complete records and books of account of the business of the Company, including a list of the names, addresses and Units of all Members, shall be maintained at the Company’s principal place of business until six years following the termination of the Company.
(b)    The books and records of the Company shall be maintained in accordance with generally accepted accounting principles.
14.2.    Reports to Members and Former Members. The Company shall prepare and mail (or otherwise make available), or cause its independent accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), an IRS Form K-1 (and any applicable equivalent state and local tax form) setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member’s legal representatives) to prepare its U.S. federal income tax returns in accordance with the Laws, rules and regulations then prevailing, (i) in draft form on or before March 15 of each year for the preceding year; provided that the Company shall provide each Member with any corrections to the draft within a commercially reasonable timeframe after identifying the need to correct such draft, and (ii) in final form thereafter, subject to commercially reasonable efforts to make such final form available by April 1.
14.3.    Member Information. Upon the reasonable request of the Managing Member, each Member agrees to provide the Company with such non-confidential information concerning the Member and its business so that the Company can comply, or determine its compliance, with any Laws or regulations applicable to it (including, without limitation, the Investment Company Act). Notwithstanding anything in this Article XIV to the contrary, a Member shall have access to books and records of the Company during normal business hours and the right to receive copies of Company documents at such Member’s expense only for a purpose reasonably related to the Member’s interest as a Member of the Company.
ARTICLE XV
REPRESENTATIONS AND WARRANTIES

15.1.    Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, each of the Members that, as of the date hereof:
(a)    the Company is a Delaware limited liability company, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation with all requisite corporate or other power and authority to carry on its business as currently conducted in all material respects. The Company is duly qualified to do business and in good standing as a foreign entity in the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, in all material respects. True and complete copies of the Certificate of Formation and limited liability company agreement of the Company, each as amended to date, have heretofore been made available to the Members;
(b)    the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary action;
(c)    this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;
(d)    the Units have been duly authorized by the Company and, when delivered, will have been duly authorized, validly issued, fully paid and nonassessable. Following the consummation of the transactions contemplated by this Agreement and except as set forth herein and in the Certificate of Formation, each Member will acquire the Units free and clear of any preemptive rights, restrictions on Transfer, liens, encumbrances, claims or demands, other than liens or encumbrances created by such Member and any such restrictions under applicable federal and state securities Laws. The Common Units is the only classes or series of membership interests of the Company. As of immediately following the consummation of the transactions contemplated by this Agreement, (i) all of the outstanding membership interests of the Company are set forth on Schedule A. Except for this Agreement, there are no outstanding warrants, options, subscriptions, convertible or exchangeable securities or other agreements, rights or forms of profit participation pursuant to which the Company is obligated to issue or sell any Units, other equity interests or other Units of the Company. Except for this Agreement, there are no contracts relating to the issuance, sale, repurchase, or Transfer of any Units by the Company;
(e)    the execution, delivery, and performance by the Company of this Agreement, including the issue and sale of the Units, will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which the Company is subject, (ii) violate any order, judgment, or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Company is a party or any term or condition of its Certificate of Formation, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company’s ability to satisfy its obligations hereunder;

(f)    no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of the Company to perform its obligations hereunder or to authorize the execution, delivery and performance by the Company of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which the Company is a party; and
(g)    the Company is not, and upon consummation of the issuance and sale of the Units will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act.
15.2.    Representations and Warranties of each Member. Each Member (severally and not jointly, as to itself) hereby represents and warrants to, and agrees with, the Company and the other Members that, as of the date hereof:
(a)    such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Member of this Agreement have been duly authorized by all necessary action;
(b)    this Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to applicable bankruptcy, insolvency or other similar Laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity;
(c)    the execution, delivery, and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law, rule or regulation to which such Member is subject, (ii) violate any order, judgment, or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Member is a party or any term or condition of its certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder;
(d)    no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Member to perform its obligations hereunder or to authorize the execution, delivery and performance by such Member of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Member is a party;

(e)    such Member is an “accredited investor” as that term is defined in the Securities Act and rules and regulations promulgated pursuant thereto;
(f)    such Member is acquiring the Units for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Member acknowledges that the Units have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Member has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Units and is capable of bearing the economic risks of the transactions contemplated by this Agreement; and
(g)    such Member is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the investment in the Company; such Member acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof; and the Member has not relied on any due diligence investigation of any other Member or its advisors and their respective Affiliates, or on any oral or written materials prepared or presented by any other Member or its advisors, including any projections, forecasts, return on investment or other future cash flow illustrations prepared by any such Member or its advisors or their respective Affiliates.
ARTICLE XVI
GENERAL PROVISIONS
16.1.    Other Business. The Members and any person or entity affiliated with the Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16.2.    Notices. All notices, requests or approvals that any party hereto is required or desires to give to any Member or to the Company shall be in writing signed by or on behalf of the party giving the same and shall be deemed to be duly given if personally delivered, sent via facsimile or electronic mail and confirmed, or mailed by certified mail, return receipt requested, or sent by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):
(a)    if given to the Company, to:
Ellington Financial LLC
53 Forest Avenue
Old Greenwich, Connecticut 06870
Attn: Daniel Margolis
Fax: (203) 698-0306
Email: dmargolis@ellington.com
with a copy (which shall not constitute notice) to:
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Attn: Daniel M. LeBey
Fax: (804) 788-8218
Email: dlebey@hunton.com
(b)    if given to any Member, to the person and at the address (and, if applicable, fax number or electronic mail address) set forth under or opposite its name on Schedule A, or at such other address (and, if applicable, fax number or electronic mail address) as such Member may hereafter designate by written notice to the Company.
(c)    All such notices shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile or electronic mail, (ii) on the delivery date if delivered personally to the party to whom the same is directed, (iii) one Business Day after deposit with a commercial overnight carrier, with written verification of receipt or (iv) five Business Days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available addressed to the receiving party as specified on the signature page of this Agreement. Changes of the person to receive notices or the place of notification shall be effectuated pursuant to a notice given under this Section 16.2.
16.3.    Governing Law; Jurisdiction; Waiver of Jury Trial; Severability.
(a)    This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws, provisions or rules that would cause the application of Laws of any jurisdiction other than the State of Delaware. Each party to this Agreement hereby consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each party consents to the jurisdiction of the United States District Court for the District of Delaware) and irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (whether such actions or proceedings are based in statute, tort, contract or otherwise), shall be litigated in such court. Each party hereto (i) consents to submit itself to the personal jurisdiction of such court for such actions or proceedings, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any such action or proceeding in any court other than such court. Each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the exclusive and irrevocable jurisdiction and venue of the aforesaid court and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with such actions or proceedings. A copy of any service of process served upon the parties hereto shall be mailed by registered mail to the respective party except that, unless otherwise provided by applicable Law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by a party hereto refuses to accept service, each party hereto agrees that service upon the appropriate party by registered mail shall constitute sufficient service. Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law. Each party acknowledges that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably waives any right it may have to a trial by jury in respect of any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (III) IT MAKES SUCH WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.3.
(b)    If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable Law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable Law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable Law.

16.4.    Entire Agreement; Binding Effect. This Agreement sets forth the entire understanding of the parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the Members.
16.5.    Successors, Assigns and Transferees.  Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; and by their signatures hereto, each party intends to and does hereby become bound. Any assignment of rights or obligations in violation of this Section 16.5 shall be null and void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained other than the parties hereto and their respective permitted successors and assigns, all of whom are intended to be third party beneficiaries thereof.
16.6.    Waiver. Failure or delay by any party hereto to enforce any covenant, duty, agreement, term or condition of this Agreement, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
16.7.    Additional Documents. Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.
16.8.    No Third-Party Beneficiary. This Agreement is made solely for the benefit of the Members and no other Persons shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on accounts of this Agreement as a third-party beneficiary otherwise.
16.9.    Waiver of Partition. Except as may otherwise be required by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.
16.10.    Limited Liability Company. The Members intend to form a limited liability company and do not intend to form a partnership under the Laws of the State of Delaware or any other Laws.
16.11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one instrument.
16.12.    Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC as of the date first set forth above.
ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC
By: /s/ Laurence E. Penn
Name:    Laurence E. Penn
Title:    Chief Executive Officer and President
COMMON MEMBERS:
ELLINGTON FINANCIAL LLC

By: /s/ Laurence E. Penn
Name: Laurence E. Penn
Title: Chief Executive Officer and President
EMG HOLDINGS, L.P.
By: /s/ Laurence E. Penn
Name: Laurence E. Penn
Title: Authorized Representative

1

SCHEDULE A

Common Members

Common Members	Cash Contribution	Agreed Value of Capital Contribution	Common Units	Percentage Interest of Common Units	Agreed Value of Capital Contribution	LTIP Units	Percentage Interest of LTIP Units	Percentage Interest of Common Units and LTIP Units

ELLINGTON FINANCIAL LLC 53 Forest Avenue Suite 301 Greenwich, Connecticut 06870	––	$506,354,767.09	20,370,469	98.97000%	0	397,096	100%	98.98949%

EMG Holdings, L.P. 53 Forest Avenue Suite 301 Greenwich, Connecticut 06870	$4,664,360.40	$4,664,360.40	212,000	1.03000%	―	―	―	1.01051%

TOTALS	$4,664,360.40	$511,019,127.49	20,582,469	100%	0	397,096	100%	100%

Schedule A

EXHIBIT A
DEFINITIONS
For purposes of this Agreement, unless the context otherwise requires:
“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as amended from time to time.
“Additional Securities” means any: (1) shares representing limited liability company interests of Ellington Financial LLC now or hereafter authorized or reclassified that have dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the EFC Shares (“Preferred Shares”), (2) EFC Shares, (3) shares representing limited liability company interests of Ellington Financial LLC now or hereafter authorized or reclassified that have distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the EFC Shares (“Junior Shares”) and (4) (i) rights, options, warrants or convertible or exchangeable securities (including EFC LTIP Units) having the right to subscribe for or purchase or otherwise acquire EFC Shares, Preferred Shares or Junior Shares, or (ii) indebtedness issued by Ellington Financial LLC that provides any of the rights described in clause (4)(i) of this definition (any such securities referred to in clause (4)(i) or (ii) of this definition, “New Securities”).
“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Company, (ii) administrative costs and expenses of the Managing Member, including, without limitation, any salaries or other payments to directors, trustees, officers or employees of the Managing Member, and any accounting and legal expenses of the Managing Member, which expenses, the Members hereby agree, are expenses of the Company and not the Managing Member, and (iii) to the extent not included in clauses (i) or (ii) above, EFC Expenses; provided, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Managing Member that are attributable to Assets or interests in a Subsidiary that are owned by the Managing Member other than through its ownership interest in the Company.
“Affiliate” shall mean, as to any specified Person, (i) any Person who is an “affiliate” as that term is defined in Rule 12b‑2 of the general rules and regulations under the Exchange Act, (ii) any executive officer, director, trustee, managing member or general partner of such Person and (iii) any legal entity for which such Person acts as an executive officer, director, trustee, manager, managing member or general partner.
“Agreed Value” means the fair market value of a Member’s non-cash Capital Contribution as of the date of contribution as agreed to by such Member and the Managing Member. The names and addresses of the Members, number of Units issued to each Member, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Schedule A, as it may be amended or restated from time to time.
“Agreement” shall mean this Limited Liability Company Operating Agreement (including the schedules and exhibits attached hereto) as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

Exhibit A-1

“Asset” means any asset or other investment in which the Company, directly or indirectly, holds an ownership interest.
“Award Agreement” shall have the meaning set forth in Section 5.2(a).
“Board of Directors” shall mean the Board of Directors of Ellington Financial LLC.
“Business Day” shall mean any day except a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open.
“Capital Account” shall have the meaning set forth in Section 4.4.
“Capital Contribution” means the total amount of cash, cash equivalents and the Agreed Value of any Asset or other asset contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the Membership Interest of such Member.
“Cash Amount” means an amount of cash per Common Unit equal to the Value of the EFC Shares Amount on the Specified Redemption Date divided by the number of Common Units tendered for redemption.
“Certificate of Formation” shall have the meaning set forth in Section 1.2.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor U.S. federal income tax code.
“Common Member” shall mean each Person identified on Schedule A as a holder of a Common Unit or any successor or assignee who becomes a substitute Common Member in accordance with the terms of this Agreement, and any Person admitted as an additional Common Member in accordance with the terms of this Agreement.
“Common Unit” shall mean a Unit which has been designated as a Common Unit of the Company.
“Company” shall mean Ellington Financial Operating Partnership LLC, the Delaware limited liability company governed hereby.
“Company Loan” means a loan from the Company to the Member on the day the Company pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.
“Company Minimum Gain” shall have the meaning set forth in Regulations Section 1.704‑2(d). In accordance with Regulations Section 1.704‑2(d), the amount of Company Minimum Gain is determined by first computing, for each nonrecourse liability of the Company, any gain the Company would realize if it disposed of the property subject to that liability for no consideration, other than full satisfaction of the liability, and then aggregating the separately computed gains. A

Exhibit A-2

Member’s share of Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).
“Company Record Date” means the record date established by the Managing Member for the distribution of cash pursuant to Section 5.3 hereof, which record date shall be the same as the record date established by EFC for a distribution to its shareholders of some or all of its portion of such distribution.
“Consent” shall have the meaning set forth in Section 13.2.
“Contributed Property” shall have the meaning set forth in the Recitals.
“Contributed Subsidiaries” shall have the meaning set forth in the Recitals.
“Conversion Factor” means a factor of 1.0, as adjusted as provided in this definition. The Conversion Factor will be adjusted in the event that Ellington Financial LLC (i) declares or pays a dividend on outstanding EFC Shares in EFC Shares or makes a distribution to all holders of outstanding EFC Shares in EFC Shares, (ii) subdivides outstanding EFC Shares or (iii) combines outstanding EFC Shares into a smaller number of EFC Shares. In each of such events, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of EFC Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of EFC Shares (determined without the above assumption) issued and outstanding on such record date and; provided, that in the event that an entity other than an Affiliate of Ellington Financial LLC shall become Managing Member pursuant to any merger, consolidation or combination of Ellington Financial LLC with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one EFC Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. If, however, the Managing Member receives a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the Managing Member had received the Notice of Redemption immediately prior to the record date for event. Notwithstanding the foregoing, no adjustment shall be made to the Conversion Factor if the number of outstanding Common Units is otherwise adjusted in the same manner and at the same time as the adjustment to the number of outstanding EFC Shares.
“Distributable Amount” shall have the meaning set forth in Section 5.3(b).
“EFC” shall have the meaning set forth in the Recitals.
“EFC Contribution” shall have the meaning set forth in the Recitals.

Exhibit A-3

“EFC Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of EFC and any Subsidiaries (other than Subsidiaries taxed as corporations for federal income tax purposes) thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of EFC), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of EFC, (ii) costs and expenses relating to any public offering and registration, or private offering, of securities by EFC, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by EFC, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by EFC under federal, state or local Laws or regulations, including filings with the Securities and Exchange Commission, (v) costs and expenses associated with compliance by EFC with Laws, rules and regulations promulgated by any regulatory body, including the Securities and Exchange Commission and any securities exchange, (vi) costs and expenses associated with any health, dental, vision, disability, life insurance, 401(k) plan, incentive plan, bonus plan or other plan providing for compensation or benefits for the trustees, directors, officers or employees of EFC or any of its Subsidiaries, (vii) costs and expenses incurred by EFC relating to any issuance or redemption of Membership Interests and (viii) all other operating, administrative, financing or other costs of EFC incurred pursuant to the Management Agreement or incurred in the ordinary course of its business on behalf of itself or on behalf of or related to the Company.
“EFC LTIP Units” has the meaning provided in the EFC Operating Agreement.
“EFC Operating Agreement” means the Second Amended and Restated Operating Agreement of Ellington Financial LLC dated as of July 1, 2009, as amended by the First Amendment to Second Amended and Restated Operating Agreement of Ellington Financial LLC, effective as of August 8, 2011, as amended, supplemented or restated from time to time.
“EFC Shares” means common shares representing limited liability company interests, no par value per share, of EFC (or Successor Entity, as the case may be).
“EFC Shares Amount” means the number of EFC Shares equal to the product of (X) the number of Common Units offered for redemption by a Redeeming Limited Partner, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event EFC issues to all holders of EFC Shares rights, options, warrants or convertible or exchangeable securities entitling the holders of EFC Shares to subscribe for or purchase or otherwise acquire additional EFC Shares, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the EFC Shares Amount shall also include such Rights issuable to a holder of the EFC Shares Amount on the record date fixed for purposes of determining the holders of EFC Shares entitled to Rights.
“EMGH” means EMG Holdings, L.P., a Delaware limited partnership and all references to EMGH shall include any EMGH Affiliates.

Exhibit A-4

“EMGH Affiliate” shall have the meaning set forth in Section 10.2(f).
“EMGH Redemption Right Event” means either (i) the initial public announcement of a transaction that falls under Sections 10.3(b) or 10.3(c) hereof or (ii) the effectiveness of a termination or non-renewal of the Management Agreement.
“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the U.S. Bankruptcy Code of 1978, as amended, or similar provision of Law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation Law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
“Event of Dissolution” shall have the meaning set forth in Section 7.1.
“Fiscal Year” shall have the meaning set forth in Section 1.10.
“Governmental Authority” means: (i) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) the United States and other federal, state, local, municipal, foreign or other government or (iii) any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
“Incentive Plans” means, collectively, EFC’s 2007 Incentive Plan for Entities and EFC’s 2007 Incentive Plan for Individuals and any successor plans thereto, each as may be amended from time to time.
“Independent Directors” means a director of EFC who meets the independence requirements of the New York Stock Exchange as set forth from time to time. If at any time there are no Independent Directors, references herein to “Independent Directors” shall be deemed to refer to all directors of EFC.
“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the Managing Member, (B) a director, officer or employee of the Managing Member or any Subsidiary thereof, or (C) the Manager or its Affiliates performing services for the Company and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

Exhibit A-5

“Initial EMGH Common Units” shall have the meaning set forth in Section 11.1(a).
“Investment Company Act” shall have the meaning set forth in Section 1.4(a).
“Junior Shares” has the meaning set forth in the definition of “Additional Securities.”
“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.
“Loss” has the meaning set forth in Section 5.1(h) hereof.
“LTIP Adjustment Event” shall have the meaning set forth in Section 5.2(a).
“LTIP Conversion Right” shall have the meaning set forth in Section 5.2(c).
“LTIP Unit” means a Unit that is designated as an LTIP Unit and granted pursuant to one or more of the Incentive Plans, which shall have the rights, preferences and other privileges designated in Section 5.2 hereof. Unless otherwise determined by the Managing Member or as expressly provided in the applicable award agreement governing an award of an LTIP Unit, LTIP Units shall not have any voting rights.
“LTIP Unitholder” means a Member that holds LTIP Units.
“Majority in Interest” means Members holding more than 50% of the Percentage Interests of the Members; provided, however, that in the event any LTIP Units that have no voting rights are outstanding, Percentage Interests shall be calculated by excluding the outstanding LTIP Units that have no voting rights.
“Management Agreement” means the Fourth Amended and Restated Management Agreement, dated as of January 1, 2013, by and between the Manager, EFC and the Company, as amended, supplemented or restated from time to time.
"Manager" means Ellington Financial Management LLC.
“Managing Member” shall mean Ellington Financial LLC, a Delaware limited liability company and/or any successor or additional managing member, each in its capacity as a managing member of the Company.
“Managing Member Capital Account Balance Per Common Unit” means the Capital Account balance of the Managing Member with respect to its Common Units divided by the number of Common Units held by the Managing Member.
“Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Regulations Section 1.704‑2(i). A Member’s share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

Exhibit A-6

“Members” shall mean the Managing Member, the Common Members and any new members admitted from time to time upon approval of the Managing Member.
“Membership Interest” means a limited liability company interest of the Company held by a Member at any particular time representing a fractional part of the limited liability company interests of the Company of all Members, and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of the Act. Membership Interests may be expressed as a number of Common Units or other Units.
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704‑2(i). A Member’s share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704‑2(i)(5).
“New Securities” has the meaning set forth in the definition of “Additional Securities.”
“Notice of Redemption” means the Notice of Redemption substantially in the form attached as Exhibit B hereto.
“Offer” shall have the meaning set forth in Section 10.3.
“Percentage Interest” of a Member shall mean the percentage interest of such Member in the Common Units and LTIP Units, as determined by dividing the number of Common Units and LTIP Units held by such Member by the total Common Units and LTIP Units then outstanding. The Percentage Interests shall be as set forth on Schedule A.
“Person” shall mean an individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.
“Preferred Shares” has the meaning set forth in the definition of “Additional Securities.”
“Profit” has the meaning set forth in Section 5.1(h) hereof.
“Redeeming Member” has the meaning set forth in Section 11.1(a) hereof.
“Redemption Amount” means either the Cash Amount or the EFC Shares Amount.
“Redemption Right” has the meaning set forth in Section 11.1(a) hereof.
“Regulations” shall mean the Treasury regulations promulgated under the Code.
“REIT Entity” mean any entity in which the Company owns an equity interest, directly or indirectly, and that has elected, or intends to elect, to be treated as a “real estate investment trust” under Sections 856 through 860 of the Code.
“Rights” has the meaning set forth in the definition of “EFC Shares Amount.”

Exhibit A-7

“Safe Harbor” shall have the meaning set forth in Section 6.3(b).
“Safe Harbor Election” shall have the meaning set forth in Section 6.3(b).
“Safe Harbor Interests” shall have the meaning set forth in Section 6.3(b).
“Securities Act” shall mean the United States Securities Act of 1933, as amended.
“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the Managing Member of a Notice of Redemption.
“Subsidiary” means with respect to any Person, (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such initial Person or (ii) a partnership in which such initial Person or any direct or indirect Subsidiary of such initial Person is a general partner.
“Subsidiary Partnership” means any partnership or limited liability company in which the Managing Member, the Company, or a wholly owned Subsidiary of the Managing Member or the Company owns a partnership or limited liability company interest.
“Substitute Member” means any Person admitted to the Company as a Member pursuant to Section 10.4 hereof.
“Successor Entity” has the meaning set forth in the definition of “Conversion Factor.”
“Survivor” shall have the meaning set forth in Section 10.3.
“Tax Matters Member” shall have the meaning set forth in Section 6.2.
“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.
“Transaction” shall have the meaning set forth in Section 10.3.
“Transfer” shall mean any sale, exchange, transfer (including any mortgage, hypothecation or pledge), assignment, distribution or other disposition, direct or indirect, whether voluntarily or by operation of Law or at judicial sale or otherwise.
“Unit” shall mean a fractional, undivided share of the Membership Interests of all Members issued hereunder, and includes Common Units, LTIP Units and any other class or series of Units that may be established after the date hereof in accordance with the terms hereof. The number of Units outstanding and the Percentage Interests represented by such Units are set forth on Schedule A hereto, as it may be amended or restated from time to time.

Exhibit A-8

“Unit Designation” shall have the meaning set forth in Section 4.2(a).
“Value” means, with respect to any security, the average of the daily market prices of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the New York Stock Exchange or any other national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or (iii) if the security is not listed or admitted to trading on the New York Stock Exchange or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Managing Member, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights (including any Rights), then the value of such rights shall be determined by the Board of Directors acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
“Withheld Amount” means any amount required to be withheld by the Company to pay over to any taxing authority as a result of any allocation or distribution of income to a Member.

Exhibit A-9

EXHIBIT B
NOTICE OF REDEMPTION
In accordance with Section 11.1 of the Limited Liability Company Operating Agreement (the “Agreement”) of Ellington Financial Operating Partnership LLC, the undersigned hereby irrevocably (i) presents for redemption ________ Common Units in Ellington Financial Operating Partnership LLC in accordance with the terms of the Agreement and the Redemption Right referred to in Section 11.1 thereof, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or EFC Shares Amount (as defined in the Agreement) as determined by the Managing Member deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if EFC Shares (as defined in the Agreement) are to be delivered, such EFC Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants and certifies that the undersigned (a) has title to such Common Units, free and clear of the rights and interests of any person or entity other than the Company or the Managing Member; (b) has the full right, power and authority to cause the redemption of the Common Units as provided herein; and (c) has obtained the approval of all persons or entities, if any, having the right to consent to or approve the Common Units for redemption.
Dated:________ __, _____
Name of Member:
_______________________________________
(Signature of Member or Authorized Representative)

_______________________________________
(Mailing Address)

_______________________________________
(City) (State) (Zip Code)

Signature Guaranteed by:

_______________________________________

If EFC Shares are to be issued, issue to:
Please insert social security or identifying number:
NAME:

Exhibit B-1

EXHIBIT C-1
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE ENTITIES)
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Ellington Financial LLC (the “Managing Member”) and Ellington Financial Operating Partnership LLC (the “Company”) that no withholding is required with respect to the redemption by ____________ (“Member”) of its Common Units in the Company, the undersigned hereby certifies the following on behalf of Member:

1.	Member is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Member is not a disregarded entity as defined in Treasury Regulation Section 1.1445‑2(b)(2)(iii).
3.    The U.S. employer identification number of Member is _____________.

4.	The principal business address of Member is: ___________________________________, __________________________ and Member’s place of incorporation is _____________.

5.	Member agrees to inform the Managing Member if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.
Member understands that this certification may be disclosed to the Internal Revenue Service by the Managing Member and that any false statement contained herein could be punished by fine, imprisonment, or both.

MEMBER: _____________________________

By:
Name:
Title:

Exhibit C-1-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date: _________________    ______________________________________
Name:
Title:

Exhibit C-1-2

EXHIBIT C-2
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING MEMBERS THAT ARE INDIVIDUALS)
Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform Ellington Financial LLC (the “Managing Member”) and Ellington Financial Operating Partnership LLC (the “Company”) that no withholding is required with respect to my redemption of my Common Units in the Company, I, ___________, hereby certify the following:
1.    I am not a nonresident alien for purposes of U.S. income taxation.
2.    My U.S. taxpayer identification number (social security number) is _____________.
3.    My home address is: ____________________________________________________.

4.	I agree to inform the Managing Member promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.
I understand that this certification may be disclosed to the Internal Revenue Service by the Managing Member and that any false statement contained herein could be punished by fine, imprisonment, or both.

______________________________________
Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date: _________________	________________________________
Name:
Title:

Exhibit C-2